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                                                                    Exhibit 10.9

                               SERVICES AGREEMENT

      SERVICES AGREEMENT dated as of March 31, 2006 between Infogrames Entertainment SA, at 1 Place Verrazzano, 69252 Lyon cedex 09, France acting on behalf of itself and of its affiliates listed on the signature page hereto (together "IESA") and Atari, Inc. ("ATARI"), at 417 Fifth Avenue, New York, NY 10016 (this "Agreement").

                                   WITNESSETH:

      WHEREAS, IESA and Atari are affiliated entities that are active in the field of digital entertainment and interactive games.

      WHEREAS, Atari has agreed to provide services to IESA and certain of its subsidiaries in North America (as set forth on the signature page hereto), including accounting, financial, legal and human resources services.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                             SERVICES TO BE PROVIDED

      1.01. Performance of SERVICES.

            (a) Subject to the terms and conditions set forth herein and on
Schedule I hereto, as may be amended from time to time ("Schedule I"), Atari or its affiliates, as applicable, shall provide IESA with the services set forth on
Schedule I (the "SERVICES"). The SERVICES shall consist of the categories of services listed on Schedule I and with respect to Humongous, Inc., shall not commence pursuant to the terms hereof until June 1, 2006. Atari or IESA may at any time amend Schedule I with the prior written consent of the other party. The SERVICES will be provided to IESA to the extent that the conduct of its business during the Term undergoes no significant change that would materially expand Atari's obligations hereunder as they exist at the beginning of the Term.

            (b) Except as specifically provided in Schedule I, Atari or its subsidiaries, as applicable, shall provide each of the SERVICES listed in
Schedule I for a term commencing on the date hereof and ending on March 31, 2011, unless earlier terminated by IESA and/or Atari in accordance with Section
2.01 hereof (collectively, the "SERVICES Period" or "Term.")

            (c) Atari or its subsidiaries, as applicable, shall provide the SERVICES promptly with that degree of skill, attention and care that Atari exercises and has heretofore exercised with respect to furnishing comparable services to itself and its affiliates.

            (d) Representatives of Atari and IESA, or IESA's designee, shall meet, at least, on a semi-annual basis to review the performance of the SERVICES.

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            (e) Unless otherwise specified in Schedule I, all employees and representatives of Atari or its subsidiaries (other than Bruno Bonnell), as applicable, providing the SERVICES hereunder to IESA during the Term (collectively, the "SERVICES Employees") shall be deemed for all purposes (including compensation and employee benefits) to be employees or representatives solely of Atari and not to be employees or representatives of IESA or to be independent contractors thereof. In performing their respective duties hereunder, all such employees and representatives of Atari shall be under the direction, control and supervision of Atari and Atari shall have the sole right to exercise all authority with respect to the employment (including termination of employment), assignment and compensation of such employees and representatives, subject to compliance with the terms and provisions contained in this Agreement including, without limitation, the provision of the SERVICES.

      1.02. Billing and Payment for the SERVICES.

            (a) Annual fees for the SERVICES shall be US $3,000,000 as set forth on Schedule I (the "Annual Fees") or as otherwise agreed upon by Atari and IESA. The Parties agree that the effective date of this Agreement shall be July 1, 2005. The parties shall review in good faith the services provided and the Annual Fees on an annual basis and shall use commercially reasonable efforts to agree to any change in such services and/or fees by no later than the last day of the fiscal year during which such review takes place.

            (b) Atari shall, on a quarterly basis, submit to IESA its billing invoice in US Dollars (the "SERVICES Invoice") setting out detailed itemized costs in connection with each category of SERVICES. Additional itemization and further explanation and substantiation of charges shall be supplied to IESA upon request. Payment by IESA in respect of any such invoice shall be made within 30 days after the date of IESA's receipt of the SERVICES Invoice.

            (c) Atari acknowledges that IESA currently provides, and is expected to provide management and services to Atari upon the terms and conditions set forth in the management and services agreement of even date hereof (the "Management and Services Agreement"). IESA and Atari expressly agree that each party and its respective affiliates shall have the right throughout the term of this Agreement to offset such payments as are owed under this Agreement against payments due under the Management and Services Agreement and/or the production services agreement between Atari and IESA dated as of the date hereof.

            (d) SERVICES do not include, and IESA shall not be charged under this agreement with, any service or expense which (i) is already the topic of any arrangement, separate employment agreement or other agreement for services between Atari and IESA or any of IESA's subsidiaries or affiliates or any officer, director, employee or contractor thereof, or (ii) any category of services not requested or authorized by IESA.

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                                   ARTICLE II

                                  MISCELLANEOUS

      2.01. Termination.

            (a) Either party may terminate this Agreement upon written notice to the other party at least 90 days prior to the end of each fiscal year during the Term.

            (b) Either party may terminate this Agreement upon written notice in the event of a material breach by the other party of the terms of this Agreement and such breach is not cured within thirty days of notice thereof.

            (c) Either party may terminate this Agreement, in its sole and absolute discretion, upon 90days written notice to the other party in the event that Infogrames Entertainment SA and its subsidiaries hold less than 25% of the voting stock of Atari.

            (d) This Agreement may be terminated by the mutual agreement of Atari and Infogrames Entertainment SA.

      2.02. Warranties and Indemnification.

            (a) Atari covenants, represents and warrants that (i) it will render the SERVICES in compliance with all applicable laws and regulations and such services and the provision thereof will not violate any rights of any third parties; and (ii) it, or its subsidiaries, shall provide the SERVICES promptly, diligently and with at least that degree of skill, attention and care that Atari exercises and has heretofore exercised with respect to furnishing comparable services to its own business and assets and those of its subsidiaries.

            (b) IESA covenants, represents and warrants that the rendition of the SERVICES will not require Atari to violate the laws or rights of any third parties.

            (c) IESA hereby releases, indemnifies and agrees to hold harmless, Atari and its subsidiaries from and against any and all losses which arise out of the SERVICES, other than such losses which arise out of Atari's and/or its subsidiaries' gross negligence or willful misconduct.

      2.03. Certain Agreements and Indemnities to Survive Termination of Agreement. The obligations of the parties under Sections 2.02, 2.04 and 2.08 hereof shall survive any termination of this Agreement as shall IESA's payment obligation with respect to Services rendered prior to the termination date. All other obligations hereunder shall terminate as of the date of termination of this Agreement in accordance with Section 2.01.

      2.04. Governing Law. Jurisdiction This Agreement shall be interpreted under the laws of the state of New York, and the parties submit to the exclusive jurisdiction of the courts of the

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state and federal courts located within New York, New York without regard to its choice-of-law rules.

      2.05 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      2.06. No Third Party Beneficiaries. No provision of this Agreement shall create any third party beneficiary rights in any person or entity, including any employee or former employee of the parties or any affiliate or associate thereof (including any beneficiary or dependent thereof).

      2.07. Relationship of Parties. Nothing herein contained shall be deemed or construed by IESA or Atari or for any other party as creating the relationship of principal and agent or of partnership, joint employers or joint venture by the parties hereto.

      2.08. Remedies; Specific Performance. Without prejudice to any rights or remedies otherwise available to any party hereto, IESA and Atari hereby acknowledge that damages would be an inadequate remedy for any breach of the provisions of this Agreement by IESA or Atari and agree that the obligations of IESA or Atari, as the case may be, shall be specifically enforceable.

      2.09. Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (a) if personally delivered, when so delivered, (b) if mailed, five business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, (c) if given by telex or telecopier, once such notice or other communication is transmitted to the telex or telecopier number specified below and the appropriate answer back or telephonic confirmation is received, provided that such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause (b) above or (d) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

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      if to IESA, to:

              Infogrames Entertainment SA
              1 Place Verrazzano
              Lyon 69252 Lyon Cedex 09
              France

              Attention: Chief Operating Officer
              Telephone: (+33) 4 37 64 37 64
              Telecopy:  (+33) 4 37 64 30 95

              Attention: General Counsel
              Telephone: (+33) 4 37 64 37 64
              Telecopy:  (+33) 4 37 64 30 95

      if to Atari, to:

              Atari, Inc.
              417 Fifth Avenue
              New York, New York  10016
              Attention: General Counsel
              Telephone: (212) 726-6500
              Telecopy:  (212) 726-6590

Any party hereto may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party hereto may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

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      IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed by their respective authorized representatives on the day and year first above written.

INFOGRAMES ENTERTAINMENT SA

By: /s/ Thomas Schmider
   --------------------------------
    Name: Thomas Schmider
    Title: DGD

ATARI, INC.

By: /s/ Bruno Bonnell
   --------------------------------
    Name: Bruno Bonnell
    Title: CEO

Acknowledged and agreed by:

CALIFORNIA US HOLDINGS, INC.               PARADIGM ENTERTAINMENT, INC.

By: /s/ Thomas Schmider                    By: /s/ Thomas Schmider
   -------------------------------            ---------------------------------
    Name:                                      Name:
    Title:                                     Title:

ATARI INTERACTIVE, INC.                    HUMONGOUS, INC.

                                           By: /s/ Thomas Schmider
                                              ----------------------------------
By: /s/ Thomas Schmider                        Name:
   ---------------------------------           Title:
    Name:
    Title:

                     [SIGNATURE PAGE TO SERVICES AGREEMENT]

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                                   SCHEDULE I

                                    SERVICES

1. Legal Services (except for matters which present a conflict)

   - contract preparation and review

   - intellectual property (including trademark) protection and management

   - related party and employee matters

2. HR Services

   - benefits administration

   - 401(K) administration

   - stock plans

3. Financial Services

   - AP management and processing

   - accounting

   - payroll

   - treasury

   - royalties accounting

   - inventory planning and management

   - taxes

   - project costing

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4. MIS/IT Systems Services

   - support all databases, including Oracle

5. Facilities Management Services

6. Public Relations and Corporate Communications Services